Exhibit 3-b
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                         THE CINCINNATI GAS & ELECTRIC COMPANY



                                      __________


                                      REGULATIONS
                                      __________



                        ADOPTED BY SHAREHOLDERS, APRIL 28, 1948
                              AS AMENDED, APRIL 23, 1975
                              AS AMENDED, APRIL 23, 1980
                              AS AMENDED, APRIL 17, 1986
                              AS AMENDED, APRIL 16, 1987
                             AS AMENDED, OCTOBER 24, 1994
                               AS AMENDED, MARCH 3, 1995


























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
                                   TABLE OF CONTENTS
                                      REGULATIONS
                         THE CINCINNATI GAS & ELECTRIC COMPANY

                                       ARTICLE I
                                  Offices and Agent                      Page

Section     1.     Offices. . . . . . . . . . . . . . . . . . . . . . .     1
            2.     Agent. . . . . . . . . . . . . . . . . . . . . . . .     1

                                      ARTICLE II
                                Shareholders' Meetings

Section     1.     Annual Meeting . . . . . . . . . . . . . . . . . . .     1
            2.     Notice of Annual Meeting . . . . . . . . . . . . . .     1
            3.     Special Meetings . . . . . . . . . . . . . . . . . .     1
            4.     Notice of Special Meeting. . . . . . . . . . . . . .     1
            5.     Waiver of Notice . . . . . . . . . . . . . . . . . .     2
            6.     Quorum . . . . . . . . . . . . . . . . . . . . . . .     2
            7.     Voting . . . . . . . . . . . . . . . . . . . . . . .     2
            8.     Inspectors of Election . . . . . . . . . . . . . . .     2

                                      ARTICLE III
                                  Board of Directors

Section     1.     Number of Directors, Tenure, Vacancies,
                     Classification, Nomination . . . . . . . . . . . .     3
            2.     Annual Organization Meeting. . . . . . . . . . . . .     4
            3.     Regular Meetings . . . . . . . . . . . . . . . . . .     5
            4.     Special Meetings . . . . . . . . . . . . . . . . . .     5
            5.     Notice of Meetings . . . . . . . . . . . . . . . . .     5
            6.     Quorum . . . . . . . . . . . . . . . . . . . . . . .     5
            7.     Compensation of Directors. . . . . . . . . . . . . .     5
            8.     Executive Committee. . . . . . . . . . . . . . . . .     5
            9.     Other Committees . . . . . . . . . . . . . . . . . .     6

                                      ARTICLE IV
                                       Officers

Section     1.     Officers . . . . . . . . . . . . . . . . . . . . . .     6
            2.     Subordinate Officers . . . . . . . . . . . . . . . .     6
            3.     (a).  Chairman of the Board. . . . . . . . . . . . .     6
                   (b).  Vice-Chairman. . . . . . . . . . . . . . . . .     6
            4.     (a).  Chief Executive Officer. . . . . . . . . . . .     6
                   (b).  President. . . . . . . . . . . . . . . . . . .     7
                   (c).  Chief Operating Officer. . . . . . . . . . . .     7
            5.     Vice-Presidents. . . . . . . . . . . . . . . . . . .     7
            6.     (a).  Secretary. . . . . . . . . . . . . . . . . . .     7
                   (b).  Assistant Secretaries. . . . . . . . . . . . .     7
            7.     (a).  Treasurer. . . . . . . . . . . . . . . . . . .     8
                   (b).  Assistant Treasurers . . . . . . . . . . . . .     8

                                      ARTICLE V
                         Indemnification of Directors, Officers,
                                 Employees, and Agents                    Page

Section     1.     Indemnification of Directors, Officers,
                     Employees, and Agents. . . . . . . . . . . . . . .     8
            2.     Advances for Litigation may be Made. . . . . . . . .    10
            3.     Indemnification Nonexclusive . . . . . . . . . . . .    10
            4.     Indemnity Insurance. . . . . . . . . . . . . . . . .    10
            5.     Payment of Expenses Not Limited. . . . . . . . . . .    10
            6.     Survival of Indemnification. . . . . . . . . . . . .    11

                                      ARTICLE VI
                                     Capital Stock

Section     1.     Form and Execution of Certificates . . . . . . . . .    11
            2.     Transfer of Shares . . . . . . . . . . . . . . . . .    11
            3.     Appointment of Transfer Agents and Registrars. . . .    11
            4.     Closing of Transfer Books or Taking Record
                     of Shareholders. . . . . . . . . . . . . . . . . .    12
            5.     Lost Stock Certificates. . . . . . . . . . . . . . .    12

                                      ARTICLE VII
                                       Dividends

Section     1.     Dividends. . . . . . . . . . . . . . . . . . . . . .    12

                                     ARTICLE VIII
                                      Fiscal Year

Section     1.     Fiscal Year. . . . . . . . . . . . . . . . . . . . .    12

                                      ARTICLE IX
                            Contracts, Checks, Notes, etc.

Section     1.     Contracts, Checks, Notes, etc. . . . . . . . . . . .    12

                                       ARTICLE X
                              Notice and Waiver of Notice

Section     1.     Notice and Waiver of Notice. . . . . . . . . . . . .    13

                                      ARTICLE XI
                                    Corporate Seal

Section     1.     Corporate Seal . . . . . . . . . . . . . . . . . . .    13

                                      ARTICLE XII
                                       Amendment

Section     1.     Amendment. . . . . . . . . . . . . . . . . . . . . .    13

                                      REGULATIONS
                                          OF
                         THE CINCINNATI GAS & ELECTRIC COMPANY

                                       ARTICLE I

                                  Offices and Agents

       Section 1. Offices. The location of the Corporations's principal office shall be in the City of Cincinnati, County of Hamilton, State of Ohio. The Corporations may, in addition to its principal office in the State of Ohio, establish and maintain an office or offices elsewhere in Ohio and in such other states and places as the Board of Directors may from time to time find necessary of desirable, at which the books, documents and papers of the Corporation may be kept.

       Section 2. Agent. The Corporation shall appoint an Agent upon whom process, tax notices and demands against the Corporation may be served. This Agent must be a natural person and a resident of the county in which the principal office of the Corporation is located. Appointment of said Agent shall be filed in the office of the Secretary of State of Ohio with the Articles of the Corporation, but as a separate document.

                                      ARTICLE II

                                Shareholders' Meetings

       Section 1. Annual Meeting. The annual meeting of the shareholders may be held either within or without the State of Ohio, at such place, time, and date designated by the Board of Directors, for the election of directors, the consideration of the reports to be laid before the meeting and the transaction of such other business as may be brought before the meeting.

       Section 2. Notice of Annual Meeting. Notice of the annual meeting shall be given in writing to each shareholder entitled to vote thereat, at such address as appears on the records of the Corporation at least ten (10) days and not more than forty-five (45) days prior to the meeting.

       Section 3. Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman, Chief Executive Officer, Vice Chairman, President or Chief Operating Officer or by a majority of the members of the Board of Directors acting with or without a meeting or by the persons who hold fifty (50) percent of all the shares outstanding and entitled to vote thereat, upon notice in writing, stating the time, place and purpose of the meeting. Business transacted at all special meetings shall be confined to the objects stated in the call.

       Section 4. Notice of Special Meeting. Notice of a special meeting, in writing, stating the time, place and purpose thereof, shall be given to each shareholder entitled to vote thereat, at least twenty (20) days and not more than forty-five (45) days prior to the meeting.

       Section 5. Waiver of Notice. Notice of the time, place and purpose of any meeting of shareholders may be waived by the written assent of every shareholder entitled to notice, filed with or entered upon the records of the meeting, either before or after the holding thereof.

       Section 6. Quorum. The holders of shares entitling them to exercise a majority of the voting power, or, if the vote is to be taken by classes, the holders of shares of each class entitling them to exercise a majority of the voting power of that class, present in person or by proxy at any meeting of the shareholders, unless otherwise specified by law, shall constitute a quorum.

       If, however, at any meeting of the shareholders, a quorum shall fail to attend in person or by proxy, a majority in interest of the shareholders attending in person or by proxy at the time and place of such meeting may adjourn the meeting from time to time without further notice, other than by announcement at the meeting at which such adjournment is taken, until a quorum is present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called.

       Section 7. Voting. At each meeting of the shareholders, except as otherwise provided by statute or the Articles of Incorporation, every holder of record of stock of the class or classes entitled to vote at such meeting shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven
(11) months prior to said meeting unless some other definite period of validity shall be expressly provided therein.

       Each shareholder shall have one (1) vote for each share of such stock having voting power, standing in his name on the books of the Corporation. Cumulative voting shall be permitted only as expressly required by statute.

       At any meeting of shareholders, a list of shareholders entitled to vote, alphabetically arranged, showing the number and classes of shares held by each on the date fixed for closing the books against transfers or the record date fixed as hereinbefore provided (or if no such date has been fixed, then on the date of the meeting) shall be produced on the request of any shareholder, and such list shall be prima facie evidence of the ownership of shares and of the right of shareholders to vote, when certified by the Secretary or by the agent of the Corporation having charge of the transfer of shares.

       The list of shareholders shall be delivered to the Inspectors of Election after their appointment at the meeting.

       Section 8. Inspectors of Election. At each meeting of the shareholders, the presiding officer of the meeting shall appoint three (3) inspectors of election, who need not be shareholders. The inspectors shall receive and count the votes, either upon an election or for the decision of any question, and shall determine the result. Their certificate of any vote shall be prima facie evidence thereof.

                                      ARTICLE III

                                  Board of Directors

       Section 1. Number of Directors, Tenure, Vacancies, Classification, Nomination. Except where the law, the Articles, or these Regulations require action to be authorized or taken by shareholders, all of the authority of the Corporation shall be exercised by or under the direction of a Board of Directors. Subject to any special right of the holders of any capital stock having a preference over Common Stock as to dividends or upon liquidation issued under the Articles of Incorporation, the Board of Directors shall consist of not less than three (3) directors and not more than seven (7) directors. If the number of directors is three (3) or four (4), at least one
(1) director shall also be serving as an officer or director of CINergy Corp. If the number of directors is five (5) or six (6), at least two (2) directors shall also be serving as an officer or director of CINergy Corp. If the number of directors is seven (7), at least three (3) directors shall also be serving as an officer or director of CINergy Corp. The number of directors may be determined by vote of the three-fourths of the directors in office.
Any such determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors, but no such change shall affect the term of any director then in office.

       Subject to any special right of the holders of any capital stock having a preference over Common Stock as to dividends or upon liquidation issued under the Articles of Incorporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons as candidates for election as directors of the Corporation may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors or by any committee or person appointed by the Board of Directors or (ii) by any shareholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth herein. Any nomination other than those governed by clause (i) of the preceding sentence shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal office of the Corporation not less than 50 days prior to the meeting; provided, however, that if less than 60 day's notice or prior public disclosure of the date of the meeting is given to shareholders or made public, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election as director (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of any shares of capital stock of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to any then existing rule or regulation promulgated under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such shareholder, and (iii) the period of time such shareholder held such shares. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director. No person shall be eligible for election as a director unless nominated as set forth herein.

       Commencing at the annual meeting of shareholders held in 1995, the term of office of the Board of Directors shall be one year.

       Subject to any special right of the holders of any capital stock having a preference over Common Stock as to dividends or upon liquidation issued under the Articles of Incorporation and notwithstanding the provisions of
Article III, Section 6 of these Regulations, the remaining directors, whether or not constituting a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any vacancy in the Board, however arising, for the unexpired term thereof. Subject to any special right of the holders of any capital stock having a preference over Common Stock as to dividends or upon liquidation issued under the Articles of Incorporation, any person elected to fill a vacancy in the Board shall hold office until the expiration of the term of office and until his successor is elected and qualified.

       Notwithstanding the foregoing, whenever the holders of the Cumulative Preferred Stock of all series, voting separately as a class and regardless of series, shall have the right to elect a majority of the Board of Directors as provided in the Articles of Incorporation, the election, term of office, filling of vacancies and other features of all directorships shall be governed by the terms of the Articles of Incorporation, and whenever the holders of any other capital stock having a preference over Common Stock as to dividends or upon liquidation issued under the Articles of Incorporation shall have the right, voting separately by class or series, to elect certain directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Articles of Incorporation creating such capital stock.

       Subject to any special right of the holders of any capital stock having a preference over Common Stock as to dividends or upon liquidation issued under the Articles of Incorporation and to applicable law, any director or directors of the Corporation may be removed without assigning any cause only by an affirmative vote of the holders of at least 80% of the outstanding shares of all classes of capital stock of the Corporation entitled to vote for directors at the annual meeting of shareholders or at any special meeting of shareholders called for this purpose.

       Section 2. Annual Organization Meeting. Immediately after each annual election, the newly-elected directors may meet forthwith (either within or without the State of Ohio) for the purpose of organization, the election of officers and the transaction of other business. If a majority of the directors be then present no prior notice of such meeting shall be required to be given. The place and time of such first meeting may, however, be fixed by written consent of all directors, or by three (3) days written notice given by the Secretary of the Corporation.

       Section 3. Regular Meetings. Regular meetings of the Board of Directors may be held at any reasonable time and place (either within or without the State of Ohio), and upon such notice, as the Board of Directors may from time to time determine.

       Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, Chief Executive Officer, Vice Chairman, President or Chief Operating Officer or by the written request of three-fourths of the members of the Board of Directors.

       Section 5. Notice of Meetings. Notice of meetings shall be given to each director in accordance with Article X, Section 1, of these Regulations.

       Section 6. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business, but a majority of those present at the time and place of any meeting, although less than a quorum, may adjourn the same from time to time, without notice, until a quorum be had.
The act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors.

       Section 7. Compensation of Directors. Each director of the Corporation (other than directors who are salaried officers of the Corporation or any of its subsidiaries) shall be entitled to receive as compensation for services such amounts as may be determined from time to time by the Board of Directors in form either in fees for attendance at the meeting of the Board of Directors, or by payment at the rate of a fixed sum per month or both. The same payment may also be made to anyone other than a director officially called to attend any such meeting.

       Section 8. Executive Committee. The Board of Directors shall, by resolution adopted by the affirmative vote of a majority of the whole Board, designate three (3) or more directors who are serving as officers of the Corporation or CINergy Corp. at the time of their appointment to the Executive Committee to constitute an Executive Committee. Once established, the Board of Directors may abolish the Executive Committee by the affirmative vote of three-fourths of the whole Board. The Board of Directors may, by the affirmative vote of a majority of the whole Board, to the extent not prohibited by law, delegate to such committee the power to authorize the seal of the Corporation to be affixed to all papers which may require it, to declare dividends or make distributions of profits, and to exercise in the intervals between the meetings of the Board of Directors the powers of the Board in the management of the business and affairs of the Corporation. Once delegated, the powers of the Executive Committee may be eliminated or restricted by the affirmative vote of three-fourths of the whole Board. Any member of the Executive Committee may be removed, with or without cause, upon the affirmative vote of three-fourths of the whole Board. Any vacancies on the Executive Committee shall be filled by the affirmative vote of three-fourths of the whole Board.

       The Executive Committee may act by a majority of its members at a meeting or by writing signed by all of its members.

       Nonemployee members of such Executive Committee shall be entitled to receive such fees and compensation as the Board of Directors may determine.

       Section 9. Other Committees. By the affirmative vote of three-fourths of the whole Board, the Board of Directors may also appoint such other standing or temporary committees from time to time as they may see fit, delegating to such committees all or any part of their own powers. The members of such committees shall be entitled to receive such fees as the Board may determine.

                                      Article IV

                                       Officers

       Section 1. Officers. The officers of the Corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, a Secretary, a Treasurer and may consist of one or more Vice-Presidents, one or more Assistant Secretaries, or one or more Assistant Treasurers, all of whom shall be elected by the Board of Directors, and shall hold office for one year and until their successors are chosen and qualified.


       Section 2. Subordinate Officers. The Board of Directors may appoint such other officers and agents with such powers and duties as they shall deem necessary.

       Section 3.(a). The Chairman of the Board. The Chairman of the Board shall be a director and shall preside at all meetings of the Board of Directors and, in the absence or inability to act of the Chief Executive Officer, meetings of shareholders and shall, subject to the Board's direction and control, be the Board's representative and medium of communication, and shall perform such other duties as may from time to time be assigned to the Chairman of the Board by the Board of Directors. The Chairman of the Board shall direct the long-term strategic planning process of the Corporation and shall also lend his or her expertise to the President, as may be requested from time to time by the President. The Chairman shall be a member of the Executive Committee.

                (b). Vice-Chairman. The Vice-Chairman of the Board shall be a director and shall preside at meetings of the Board of Directors in the absence or inability to act of the Chairman of the Board or meetings of shareholders in the absence or inability to act of the Chief Executive Officer and the Chairman of the Board. The Vice-Chairman shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors. The Vice-Chairman shall be a member of the Executive Committee.

       Section 4.(a). The Chief Executive Officer. The Chief Executive Officer shall be a director and shall preside at all meetings of the shareholders, and, in the absence or inability to act of the Chairman of the Board and the Vice-Chairman, at all meetings of the Board of Directors. The Chief Executive Officer shall submit a report of the operations of the Corporation for the fiscal year to the shareholders at their annual meeting and from time to time shall report to the Board of Directors all matters within his or her knowledge which the interests of the Corporation may require to be brought to their notice. The Chief Executive Officer shall be the chairman of the Executive Committee and exofficio a member of all standing committees.

                (b). The President. The President shall have such duties as may be delegated to him by the Board of Directors, the Chief Executive Officer or the Chief Operating Officer and shall report directly to the Chief Operating Officer.

                (c). The Chief Operating Officer. The Chief Operating Officer of the Corporation shall have general and active management and direction of the affairs of the Corporation, shall have supervision of all departments and of all officers of the Corporation, shall see that the orders and resolutions of the Board of Directors and of the Executive Committee are carried into effect, and shall have the general powers and duties of supervision and management usually vested in the office of a Chief Operating Officer of a corporation. All corporate officers and functions except those reporting to the Chief Executive Officer shall report directly to the Chief Operating Officer.

       Section 5. The Vice-Presidents. The Vice-Presidents shall perform such duties as the Board of Directors shall, from time to time, require. In the absence or incapacity of the President, the Vice-President designated by the President or Board of Directors or Executive Committee shall exercise the powers and duties of the President.

       Section 6.(a). The Secretary. The Secretary shall attend all meetings of the Board of Directors, of the Executive Committee and of the shareholders and act as clerk thereof and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required.

       He shall keep in safe custody the seal of the Corporation and, whenever authorized by the Board of Directors or the Executive Committee, affix the seal to any instrument requiring the same.

       He shall see that proper notice is given of all meetings of the shareholders of the Corporation and of the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the President.

                (b). Assistant Secretaries. At the request of the Secretary, or in his absence or inability to act, the Assistant Secretary or, if there be more than one, the Assistant Secretary designated by the Secretary, shall perform the duties of the Secretary and when so acting shall have all the powers of and be subject to all the restrictions of the Secretary. The Assistant Secretaries shall perform such other duties as may from time to time be assigned to them by the President, the Secretary, or the Board of Directors.

       Section 7.(a). The Treasurer. The Treasurer shall be the financial officer of the Corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuables in the name and to the credit of the Corporation, in such depositories as may be directed by the Board of Directors, shall disburse the funds of the Corporation as may be ordered by the Board of Directors or by the President, taking proper vouchers therefor, and shall render to the President and directors at all regular meetings of the Board, or whenever they may require it, and to the annual meeting of the shareholders, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

       He shall also perform such other duties as the Board of Directors may from time to time require.

       If required by the Board of Directors he shall give the Corporation a bond in a form and in a sum with surety satisfactory to the Board of Directors for the faithful performance of the duties of his office and the restoration to the Corporation in the case of his death, resignation or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession belonging to the Corporation.

                (b). Assistant Treasurers. At the request of the Treasurer, or in his absence or inability to act, the Assistant Treasurer or, if there be more than one, the Assistant Treasurer designated by the Treasurer, shall perform the duties of the Treasurer and when so acting shall have all the powers of and be subject to all the restrictions of the Treasurer. The Assistant Treasurers shall perform such other duties as may from time to time be assigned to them by the President, the Treasurer, or the Board of Directors.

                                       ARTICLE V

             Indemnification of Directors, Officers, Employees, and Agents

       Section 1.  Indemnification of Directors, Officers, Employees, and
Agents.
       (A) The Corporation shall indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe his conduct was lawful.

       (B) The Corporation shall indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any of the following:

       (1) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the court of common pleas, or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper.

       (2) Any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Revised Code.

       (C) To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in the foregoing paragraphs of this Article, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

       (D) Any indemnification under Paragraphs (A) and (B) of Section 1 of this Article, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Paragraphs (A) and (B). Such determination shall be made as follows:
(1) by a majority vote of a quorum consisting of directors of the indemnifying Corporation who were not and are not parties to or threatened with any such action, suit, or proceeding; (2) if the quorum described in (D)(1) of this
Section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five years; (3) by the shareholders; or (4) by the court of common pleas or the court in which such action, suit, or proceeding was brought.

       Any determination made by the disinterested directors under (D)(1) of this Section or by independent legal counsel under (D)(2) of this Section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the Corporation under (B) of this Section, and within 10 days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

       Section 2. Advances for Litigation Expenses may be Made. Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, or agent in defending any action, suit, or proceeding referred to in Section 1 of this Article, may be paid by the Corporation as they are incurred in advance of the final disposition of the action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the Corporation.

       Section 3. Indemnification Nonexclusive. The indemnification provided by this Article shall not be exclusive of and shall be in addition to any other rights granted to those seeking indemnification under these Regulations, any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who had ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

       Section 4. Indemnity Insurance. The Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against any liability asserted against him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Section. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

       Section 5. Payment of Expenses Not Limited. The indemnification provided by Sections 1 (A) and (B) of this Article does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to Sections 2, 3, and 4 of this Article. Sections 1 (A) and (B) of this Article do not create any obligation to repay or return payments made by the Corporation pursuant to Sections 2, 3, or 4 of this Article.

       Section 6. Survival of Indemnification. As used in this Article, references to "Corporation" include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this Article with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

                                      ARTICLE VI

                                     Capital Stock

       Section 1. Form and Execution of Certificates. The certificates for shares of the capital stock of the Corporation shall be of such form and content, not inconsistent with the law and the Articles of Incorporation, as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman, President or a Vice-President and also by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. All certificates shall be consecutively numbered in each class of shares. The name and address of the person owning the shares represented thereby, with the number of shares and the date of issue, shall be entered on the Corporation's books.

       Section 2. Transfer of Shares. Transfer of shares shall be made upon the books of the Corporation or respective Transfer Agents designated to transfer each class of stock, and before a new certificate is issued the old certificates shall be surrendered for cancellation.

       Section 3. Appointment of Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents or one or more registrars or both, and may require all stock certificates to bear the signature of either or both. When any such certificate is signed, by a transfer agent or registrar, the signatures of the corporate officers and the corporate seal, if any, upon such certificate may be facsimiles, engraved or printed.

       In case any officer designated for the purpose, who has signed or whose facsimile signature has been used on any such certificate, shall, from any cause, cease to be such officer before the certificate has been delivered by the Corporation, the certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person had not ceased to be such officer.

       Section 4. Closing of Transfer Books or Taking Record of Shareholders. The Board of Directors may fix a time not exceeding sixty (60) days preceding the date of any meeting of shareholders or forty-five (45) days preceding the date of any dividend payment date or any date for the allotment of rights as a record date for the determination of the shareholders entitled to notice of such meeting or to vote thereat or to receive such dividends or rights as the case may be; or the Board of Directors may close the books of the Corporation against transfer of shares during the whole or any part of such period.

       Section 5. Lost Stock Certificates. In the case of a lost stock certificate a new stock certificate may be issued in its place upon proof of such loss, destruction or mutilation and upon the giving of a satisfactory bond of indemnity to the Corporation and/or to the transfer agent and registrar of such stock, if any, in such sum and under such terms as the Board of Directors may provide.

                                      ARTICLE VII

                                       Dividends

       Section 1. Dividends. Dividends may be declared by the Board of Directors (or the Executive Committee if authority to declare dividends is delegated to the Executive Committee by the Board of Directors) and paid in cash, shares, or other property out of the annual net income to the Corporation or out of its net assets in excess of its capital, computed in accordance with the state statute and subject to the conditions and limitations imposed by the Articles of Incorporation.

       No dividends shall be paid to the holders of any class of shares in violation of the rights of the holders of any other class of shares.

       Before payment of any dividends or making distribution of any profits, there may be set apart out of the excess of assets available for dividends such sum or sums as the Board of Directors (or Executive Committee if the authority to declare dividends or make distributions is delegated to the Executive Committee) from time to time in its absolute discretion thinks proper as a reserve fund for any purpose.

                                     ARTICLE VIII

                                      Fiscal Year

       Section 1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and terminate on the thirty-first day of December in each year.

                                      ARTICLE IX

                            Contracts, Checks, Notes, etc.

       Section 1. Contracts, Checks, Notes, etc. All contracts and agreements authorized by the Board of Directors and all bonds and notes shall, unless otherwise directed by the Board of Directors or unless otherwise required by law, be signed by (1) either the Chairman, Chief Executive Officer, Vice Chairman, President or Chief Operating Officer and (2) any one of the following officers: Secretary or Assistant Secretary, Treasurer or Assistant Treasurer. The Board of Directors may by resolution adopted at any meeting designate officers of the Corporation who may in the name of the Corporation execute checks, drafts and orders for the payment of money in its behalf and, in the discretion of the Board of Directors, such officers may be so authorized to sign such checks singly without necessity for counter-signature.

                                       ARTICLE X

                              Notice and Waiver of Notice

       Section 1. Notice and Waiver of Notice. Any notice required to be given by these Regulations to a director or officer may be given in writing, personally served or through the United States Mail, or by telephone, telegram, cablegram or radiogram, and such notice shall be deemed to be given at the time when the same shall be thus transmitted. Any notice required to be given by these Regulations may be waived by the person entitled to such notice.

                                      ARTICLE XI

                                    Corporate Seal

       Section 1. Corporate Seal. The corporate seal of the Corporation shall consist of a metallic stamp, circular in form, bearing in its center the figures "1837" and the words "Seal" and "Ohio" and on the outer edge the name of the Corporation.

                                      ARTICLE XII

                                       Amendment

       Section 1. Amendment. These Regulations may be amended or repealed at any meeting of the shareholders of the Corporation by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal, or, without a meeting, by the written consent of the holders of record of shares entitling them to exercise two-thirds of the voting power on such proposal.

       Notwithstanding the foregoing paragraph, the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend, alter or repeal, or adopt any provision inconsistent with, the requirements of Article II, Section 3, Article III, Section I, or this paragraph of Article XII,
Section 1 of these Regulations, in addition to any requirements of law and any provisions of the Articles of Incorporation, any Regulations, or any resolution of the Board of Directors adopted pursuant to the Articles of Incorporation (and notwithstanding that a lesser percentage may be specified by law, the Articles of Incorporation, these Regulations, such resolution, or otherwise).